MERITOR, INC.
SUBSIDIARIES

The following lists the subsidiaries/joint ventures, direct and indirect, of Meritor, Inc., and their state or other jurisdiction of incorporation or organization, along with ownership percentage (directly or indirectly) as of September 30, 2020.

Name	Jurisdiction	Ownership %
Arvin Canada Holding Limited	Canada (Ontario)	100%
Arvin Environmental Management, LLC	Delaware	100%
Arvin European Holdings (UK) Limited	England & Wales	100%
Arvin European Holdings (UK) Limited French Branch	France	100%
Arvin Finance, LLC	Delaware	100%
Arvin Holdings Netherlands B.V.	Netherlands	100%
Arvin International (UK) Limited	England & Wales	100%
Arvin Motion Control Limited	England & Wales	100%
ArvinMeritor A&ET Limited	England & Wales	100%
ArvinMeritor OE, LLC	Delaware	100%
ArvinMeritor Filters Operating Co., LLC	Delaware	100%
ArvinMeritor Finance Ireland Unlimited Company	Ireland	100%
ArvinMeritor Holdings France SNC	France	100%
ArvinMeritor Light Vehicle Systems Australia Pty. Ltd.	Australia	100%
ArvinMeritor Light Vehicle Systems (UK) Limited	England & Wales	100%
ArvinMeritor Limited	England & Wales	100%
ArvinMeritor Pension Trustees Limited	England & Wales	100%
ArvinMeritor Receivables Corporation	Delaware	100%
Arvinmeritor Sweden AB	Sweden	100%
ArvinMeritor Technology, LLC	Delaware	100%
Arvin Technologies, Inc.	Michigan	100%
AxleTech do Brasil Sistemas Automotivos Ltd.	Brazil	100%
AxleTech India Private Limited	India	100%
AxleTech International Holding Co., Ltd.	Hong Kong	100%
AxleTech International IP Holdings, LLC	Michigan	100%
AxleTech Shanghai Trading Co., Ltd.	China	100%
Braseixos Administradora de Bens Ltd.	Brazil	100%
CAX Holdings, LLC	Delaware	100%
CAX Intermediate, LLC	Delaware	100%
Fonderie Vénissieux SAS	France	51.00%

Subsidiaries

Name	Jurisdiction	Ownership %
Meritor HVS AB	Sweden	100%
Meritor HVS (India) Limited	India	51.00%
Meritor HVS Istanbul Irtibat Burosu	Turkish branch of Italian Company (Meritor HVS Cameri-Istanbul Liaison office)	100%
Meritor, Inc.	Nevada	100%
Meritor Aftermarket Canada Inc.	Canada (British Columbia)	100%
Meritor Aftermarket France SAS	France	100%
Meritor Aftermarket Italy, S.r.l.	Italy	100%
Meritor Aftermarket Netherlands B.V.	Netherlands	100%
Meritor Aftermarket Spain, S.A.	Spain	100%
Meritor Aftermarket Switzerland AG	Switzerland	100%
Meritor Aftermarket Switzerland AG (UK Branch)	England & Wales	100%
Meritor Aftermarket UK Limited	England & Wales	100%
Meritor Aftermarket USA, LLC	Delaware	100%
Meritor Axles France SAS	France	100%
Meritor Brazil Holdings, LLC	Delaware	100%
Meritor Cayman Islands, Ltd.	Cayman Islands	100%
Meritor (China) Holdings, Limited	China	100%
Meritor Commercial Vehicle Systems India Private Limited	India	100%
Meritor Czech s.r.o.	Czech Republic	100%
Meritor do Brasil Sistemas Automotivos Ltda.	Brazil	100%
Meritor Drivetrain Systems (Nanjing) Co. Ltd.	China	100%
Meritor Electric Vehicles, LLC	Delaware	100%
Meritor Finance (Barbados) Limited	Barbados	100%
Meritor France Holdings, LLC	Delaware	100%
Meritor France SNC	France	100%
Meritor Germany GmbH	Germany	100%
Meritor GmbH	Austria	100%
Meritor Heavy Vehicle Braking Systems (UK) Limited	England & Wales	100%
Meritor Heavy Vehicle Braking Systems (U.S.A.), LLC	Delaware	100%
Meritor Heavy Vehicle Systems, LLC	Delaware	100%
Meritor Heavy Vehicle Systems Australia Ltd.	Australia	100%
Meritor Heavy Vehicle Systems Australia Ltd. (Vietnam Branch)	Vietnam	100%
Meritor Heavy Vehicle Systems Cameri SpA	Italy	100%
Meritor Heavy Vehicle Systems de Venezuela S.A.	Venezuela	100%
Meritor Heavy Vehicle Systems Limited	England & Wales	100%
Meritor Heavy Vehicle Systems (Manufacturing) Limited	England	100%

Subsidiaries

Name	Jurisdiction	Ownership %
Meritor Heavy Vehicle Systems (Singapore) Pte., Ltd.	Delaware	100%
Meritor Heavy Vehicle Systems (Singapore) Pte., Ltd. (Singapore Branch)	Singapore	100%
Meritor Heavy Vehicle Systems (Venezuela), Inc.	Delaware	100%
Meritor Holdings, LLC	Delaware	100%
Meritor Holdings (Barbados) Limited	Barbados	100%
Meritor Holdings France SNC	France	100%
Meritor Holdings Spain, S.A.	Spain	100%
Meritor Holdings UK Ltd.	England & Wales	100%
Meritor Industrial Acquisition Holdings, LLC	Delaware	100%
Meritor Industrial Aftermarket, LLC	Michigan	100%
Meritor Industrial France, LLC	Delaware	100%
Meritor Industrial Holdings, LLC	Delaware	100%
Meritor Industrial Holdings Brazil, LLC	Delaware	100%
Meritor Industrial Holdings France, LLC	Delaware	100%
Meritor Industrial International Holdings, LLC	Delaware	100%
Meritor Industrial Overseas Services, LLC	Delaware	100%
Meritor Industrial Products, LLC	Delaware	100%
Meritor Industrial Products Holdings France SAS	France	100%
Meritor Industrial Products Saint-Etienne	France	100%
Meritor International Holdings, LLC	Delaware	100%
Meritor Japan K.K.	Japan	100%
Meritor Luxembourg S.a.r.l.	Luxembourg	100%
Meritor Management Corp.	Delaware	100%
Meritor Manufacturing de México, S.A. de C.V.	Mexico	100%
Meritor México, S. de R.L. de C.V.	Mexico	100%
Meritor Netherlands B.V.	Netherlands	100%
Meritor Netherlands Brazil B.V.	Netherlands	100%
Meritor Services de Mexico, S.A. de C.V.	Mexico	100%
Meritor Specialty Products LLC	Delaware	100%
Meritor Technology, LLC	Delaware	100%
Transportation Power, LLC	California	100%
Trucktechnic S.A.	Belgium	100%
Wilmot-Breeden (Holdings) Limited	England & Wales	100%
Xuzhou Meritor Axles Co. Ltd.	People’s Republic of China	60.00%